EXHIBIT NO. 3.1

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               PORTA SYSTEMS CORP.

Porta Systems Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "corporation"), does hereby certify:

     1. The Certificate of Incorporation of the corporation was filed with the Secretary of State on August 9, 1972.

     2. The Certificate of Incorporation is hereby amended by deleting the first paragraph of Article FOURTH thereof and replacing such first paragraph with the following:

          "FOURTH: The total number of shares of capital stock which the corporation is authorized to issue is 41,000,000 shares, of which:

          "(i) 1,000,000 shares shall be designated as Preferred Stock, and shall have no par value; and

          "(ii) 40,000,000 shares shall be designated as Common Stock, and shall have a par value of $.01 per share."

     3. Upon filing of this Certificate of Amendment to the Certificate of Incorporation, each share of Common Stock par value of $.01 per share, outstanding on such date shall automatically become and be converted into two-tenths (.2) of a share of such Common Stock.

     4. This Amendment to the Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of Delaware.

     5. The capital of the corporation will not be reduced under or by reason of any amendment herein certified.

     IN WITNESS WHEREOF, Porta Systems Corp. has caused this Certificate to be signed by its chairman and attested by its secretary this 6 day of June, 1996

                                /s/Warren H. Esanu
                                --------------------------------------
                                Warren H. Esanu, Chairman of the Board

ATTEST:

/s/William V . Carney
----------------------------
William V. Carney, Secretary